UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 18, 2010

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO	84-0467208
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2-17039
(Commission File Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.1 Other Events

National Western Life Insurance Company (the "Company") has reached a settlement agreement with the plaintiffs and plaintiff in intervention (California Department of Insurance) who filed a class action lawsuit against the Company in the State of California.  The lawsuit was filed on behalf of a statewide class of purchasers aged 65 and over who made various allegations on select Company annuity products.  National Western denies liability for the claims asserted by the plaintiff in intervention and the plaintiffs on behalf of themselves and the class.  The settlement agreement, subject to preliminary and final court approval, will provide a settlement benefit of approximately $17 million.  The settlement amount will be charged against the Company’s operating results for the year ended December 31, 2009, which are scheduled to be reported on or before March 16, 2010.

National Western Life Insurance Company is a stock life insurance company with assets in excess of $7.3 billion and stockholders’ equity of $1.1 billion, as of September 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: February 22, 2010	By:	/S/ Brian M. Pribyl
Brian M. Pribyl
Senior Vice President
Chief Financial Officer and Treasurer